Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-231270) and Forms S-8 (No. 333-252650, No. 033-54423, No. 333-61072, No. 333-120158, No. 333-126421, and No. 333-203902) of International Flavors & Fragrances Inc. of our report dated May 7, 2020 relating to the financial statements and financial statement schedule of the Nutrition & Biosciences business (“N&B”) (Successor) of DuPont de Nemours, Inc., which appears in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 16, 2021